                                                              EXHIBIT 10.151



                             SHAREHOLDERS' AGREEMENT

         This Shareholders' Agreement (the "Agreement"), dated as of October 17, 1995, is by and among Corrections Corporation of Australia Pty. Ltd., a Queensland, Australia corporation (the "Corporation"), Corrections Corporation of America, a Delaware corporation ("CCA") and Sodexho S.A., a French societe anonyme ("Sodexho") (CCA and Sodexho are sometimes referred to herein collectively as the "Shareholders").

                              W I T N E S S E T H:

         WHEREAS, CCA owns 22,500 class "C" shares in the capital of the Corporation, representing in the aggregate one hundred percent (100%) of the issued and outstanding class "C" shares of the Corporation;

         WHEREAS, Sodexho owns 22,500 Class "C" Shares in the Capital of the Corporation which Shares are held in accordance with Section 3.02(a)(ii) of the Stock Purchase Agreement as amended on October 17, 1995 (the "Stock Purchase Agreement"); and

         WHEREAS, the parties believe it is in the best interest of the Corporation and its Shareholders to restrict Transfers of shares of capital of the Corporation, and desire to set forth the terms and conditions regarding any Transfers of class "C" shares and to set forth their agreements with respect to certain other matters.

         NOW, THEREFORE, in consideration of the premises and the mutual promises, covenants, representations, warranties, and conditions contained in this Agreement, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Corporation and the Shareholders hereby agree as follows:

         1.      Definitions.

         The following words and terms when used in this Agreement shall have the meanings set forth below.

                 (a) "Affiliate" means any person or entity that, directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, the person or entity specified.

                 (b) "Holder" or "Holders" means one or more Holders of Class "C" Shares in the Capital of the Corporation, whether legal or beneficial Holders, or parties to this Agreement or who are otherwise bound by its terms.

                 (c) "Shares" means all Class "C" Shares in the capital of the Corporation held by the Holders and all other securities of the Corporation or any successor of the Corporation which (i) may be issued in exchange for or in respect of such Shares (whether by way of stock split,
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stock dividend, combination, reclassification, share exchange, reorganization, exchange, conversion, or any other means), or (ii) may be hereafter acquired by any Holder or during the term of this Agreement.


                 (d) "Transfer", "Transferred", or "Transferring" means any sale, assignment, transfer, conveyance, pledge, hypothecation, mortgage, encumbrance, gift, or other disposition of any Shares or any interest therein, whether direct or indirect, or any attempted sale, assignment, transfer, conveyance, pledge, hypothecation, mortgage, encumbrance, or other disposition of such Shares or interest, including, without limitation, any commitment or executory contract relating to the foregoing which is not expressly subject to this Agreement.

         2.      Conditions to Transfer.

         No Holder shall Transfer all or any part of its Shares, except expressly in accordance with the terms and conditions of this Agreement.

         3. Right of First Refusal on Dispositions by Shareholders. No Shareholder shall directly or indirectly Transfer any or all Shares owned by it to a third party unless (a) such Shareholder shall have received a bona-fide arm's length offer to purchase such Shares from such third party, and (b) the Shareholder first submits a written offer (the "Offer") to the other Shareholder (the "Remaining Shareholder") identifying the third party to whom such Shares are proposed to be sold and the terms of the proposed sale and offering the opportunity to purchase such Shares on terms and conditions, including price, not less favorable to the Remaining Shareholder or its designee than those on which the Shareholder proposes to sell such Shares to any other purchaser.

         The Remaining Shareholder shall act upon the Offer as soon as practicable after receipt thereof, and in any event within 20 days after receipt thereof. In the event that the Remaining Shareholder or its designee shall elect to purchase all or a part of the Shares covered by the Offer, the Remaining Shareholder shall communicate in writing such election to purchase to the Shareholder who submitted the Offer, which communication shall be delivered to such Shareholder as set forth in Section 16 hereof and shall, when taken in conjunction with the Offer, be deemed to constitute a valid, legally binding and enforceable agreement for the sale and purchase of the Shares covered thereby.

         In the event that the Remaining Shareholder or its designee does not purchase all of the Shares offered by such Shareholder pursuant to the Offer, the unpurchased portion of such Shares may be sold by such Shareholder at any time within ninety (90) days after receipt of the Offer by the Remaining Shareholder. Any such sale shall be to the person originally named in the Offer as the proposed purchaser or transferee and shall be at not less than the price and upon other terms and conditions, if any, not more favorable to such purchaser than those specified in the Offer. Any Shares proposed to be sold after such ninety (90) day period, to a different


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purchaser or at a lower price or otherwise on more favorable terms shall be subject to the requirements of a prior offer to the Remaining Shareholder pursuant to this Section 3.

         If the purchase price specified in the Offer includes any property other than cash, such purchase price shall be deemed to be the amount of any cash included in the purchase price plus the value (as determined in good faith by the Corporation's regular investment banking firm) of such other property included in such price. If the Remaining Shareholder exercises its right of first refusal hereunder, the closing of the purchase of the Shares with respect to which such right has been exercised shall take place within thirty (30) calendar days (or if approval of such purchase by the Corporation's shareholders is required by law or pursuant to any stock exchange rule or policy, within ninety (90) calendar days) after the Remaining Shareholder gives notice of such exercise. Upon exercise of its right of first refusal, the Remaining Shareholder shall be legally obligated to consummate the purchase contemplated thereby and shall use its best efforts to secure all approvals required in connection therewith.

         4.      Right to Participate in Transfers.

                 (a) If at any time any Remaining Shareholder receives an Offer pursuant to Section 3 hereof and does not elect to exercise the right of first refusal granted in Section 3 with respect to such Offer, such Remaining Shareholder may elect to Transfer a Pro Rata Share, as hereinafter defined, of the securities described in such Offer. As used in this Section 4, "Pro Rata Share" means the product of the number of Shares in the Offer and a fraction
(i) the numerator of which is the number of Shares held by such Remaining Shareholder, and (ii) the denominator of which is the sum of the number of Shares held by all Remaining Shareholders who choose to exercise the rights granted in this Section 4, plus the number of Shares held by the Holder making the Offer.

                 (b) Each Remaining Shareholder wishing so to participate in any Transfer under this Section 4 shall notify the Holder making the Offer in writing of such intention as soon as practicable after such Remaining Shareholder's receipt of the Offer pursuant to Section 3, and in any event within thirty (30) days after the date of the Offer. Such notification shall be delivered or mailed to such Holder in accordance with Section 15 below.

                 (c) The Holder and each Remaining Shareholder participating in the proposed Transfer pursuant to this Section 4 shall Transfer to the proposed transferee (the "Proposed Transferee") (and any Remaining Shareholders exercising rights of first refusal pursuant to Section 3 hereof) all, or, at the option of the Proposed Transferee (or any such Remaining Shareholder) any part of Shares in the Offer (the "Offered Shares") proposed to be Transferred at not less than the price and upon other terms and conditions, if any, not more favorable to the Proposed Transferee (or any such Remaining Shareholder) than those in the Offer provided by the Holder under Section 3 hereof; provided, however, that any purchase or other acquisition of less than all of such Offered Shares by the Proposed Transferee (and any Remaining Shareholders exercising rights of first refusal pursuant to Section 3 hereof) shall be made from the Holder and each participating Remaining Shareholder pro rata based upon the relative amount of the Offered





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Shares that the Holder and such participating Remaining Shareholder is otherwise entitled to Transfer pursuant to Section 4(a).

                 (d) The Remaining Shareholders' right to participate in a Transfer pursuant to this Section 4 shall not apply with respect to Transfers of Shares to the Corporation.

         5.      Right of First Refusal to Purchase New Securities.

                 (a) The Corporation shall, prior to any issuance by the Corporation of any of its securities (other than debt securities with no equity feature), offer to each Holder owning at least ten percent (10%) of the issued and outstanding class "C" shares of the Corporation by written notice the right, for a period of thirty (30) days, to purchase its Pro Rata Amount, as hereinafter defined, of such securities for cash at a per share amount equal to the per share price or other consideration for which such securities (the "New Securities") are to be issued. For purposes of this Section 5, "Pro Rata Amount" means the product of the New Securities to be issued and a fraction (i) the numerator of which is the number of Shares held by such Holder as of the date of the New Securities Notice, as hereinafter defined, and (ii) the denominator of which is the aggregate number of Shares held on such date by all Holders of Shares. The first refusal rights of the Holders pursuant to this
Section 5 shall not apply to securities issued (i) as a stock dividend or upon any subdivision of Shares, provided that the securities issued are limited to additional Shares, or (ii) pursuant to the exercise of options to purchase shares of capital stock granted to employees of the Corporation, not to exceed in the aggregate ten percent (10%) of capital shares outstanding (appropriately adjusted in each case to reflect stock splits, stock dividends, share exchanges, combinations of shares, and the like with respect to the Shares). The Corporation's written notice to the Shareholders (the "New Securities Notice") shall describe in reasonable detail the securities proposed to be issued by the Corporation and specify the number, price, and the terms of payment, and shall be deemed to be dated the date it is given to the Shareholders in accordance with Section 16 hereof.

                 (b) Each Shareholder may accept the Corporation's offer as to the full number of New Securities offered to it in the New Securities Notice or as to any lesser number, by written notice thereof ("Notice of Acceptance") given by it to the Corporation prior to the expiration of the aforesaid thirty
(30) day period. A Shareholder who accepts such offer as to any portion of its Pro Rata Amount of the New Securities shall be referred to herein as a Participating Shareholder. If any Participating Shareholder shall subscribe for less than his Pro Rata Amount of the New Securities, the other Participating Shareholders shall be entitled to purchase the balance of that Participating Shareholder's Pro Rata Amount of the New Securities in the same proportion in which they were entitled to purchase the New Securities pursuant to Section 5(a). Within five (5) days following the expiration of the aforesaid thirty (30) day period, the Corporation shall notify each Participating Shareholder of the amount of New Securities which each Participating Shareholder may purchase pursuant to the foregoing provision and each Participating Shareholder shall then have fifteen (15) days from the receipt of such notice to indicate such additional amount of New Securities, if any, that such Participating Shareholder wishes to purchase. Promptly thereafter, the Corporation shall sell and each Participating





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Shareholder shall buy, upon the terms specified, the number of New Securities agreed to be purchased by each Participating Shareholder.

                 (c) The Corporation shall be free at any time prior to one hundred twenty (120) days after the date of its New Securities Notice to the Shareholder, to offer and sell to any third party or parties the number of such New Securities not agreed by the Shareholder to be purchased by them (the "Refused Securities"), at a price and on payment terms no less favorable to the Corporation than those specified in such New Securities Notice to the Shareholders. However, if such third party sale or sales are not consummated within such one hundred twenty (120) day period, the Corporation shall not sell such New Securities as shall not have been purchased within such period without again complying with this Section 5.

                 (d) In the event the Corporation shall propose to sell less than all the Refused Securities (any such sale to be in the manner and on the terms specified in this Section 5), the Shareholders may, at their sole option and in their sole discretion, reduce the number of, or other units of calculation of the amount of, the New Securities specified in their respective Notices of Acceptance to an amount which shall be not less than the product of:
(i) the ratio of the amount of New Securities in respect of which Notices of Acceptance were delivered to the Corporation to the total amount of New Securities specified in the New Securities Notice multiplied by (ii) the total amount of New Securities proposed to be actually sold by the Corporation (calculated without regard to this provision). In the event that the Shareholders so elect to reduce the number or amount of New Securities specified in their respective Notices of Acceptance, the number or amount of New Securities by which such New Securities specified in the Notices of Acceptance are reduced shall not be sold or otherwise disposed of until they have again been offered to the Purchasers in accordance with this Section 5.

         6. Permitted Transfers. Anything herein to the contrary notwithstanding, the provisions of Sections 2,3,4 and 5 shall not apply to any Transfer by a Shareholder to any Affiliate of such Shareholder. In the event of any such Transfer, the transferee of the Shares shall be bound by the terms and conditions of this Agreement, and shall, as a condition of such transfer, the transferee shall execute and deliver to the other Shareholder and the Corporation a written agreement to that effect.

         7.      Call Option.

                 (a) In the case of an Event of Default (as described below) by a Shareholder, the other Shareholder (the "Nondefaulting Shareholder") shall be granted the option to purchase the Shares held by the other Shareholder at a fair value price (the "Fair Price"), but in no case shall the Fair Price be less than the book value of such interest, to be determined by the Corporation's independent accountants (the "Accountant"). The costs of such Accountant shall be paid by the Corporation. Such option shall be exercisable for a period of 15 days following the delivery of the valuation report by the Accountant.





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                 (b)  If the Non-Defaulting Shareholder has not exercised its option pursuant to Section 7(a), then the other Shareholder shall be granted the same option which will thereafter be exercisable from the 16th day until the 30th day after the delivery of the valuation report by the Accountant.

                 (c) If after the 30th day following the delivery of the valuation report by the Accountant neither of the Shareholders has exercised its option pursuant to Sections 7(a) and (b) hereof, then the Non-Defaulting Shareholder shall have a new option to purchase the other Shareholder's interest in the Corporation at a price equal to 90% of the Fair Price. Such option shall be exercisable for a period of seven days.

                 (d) If the Non-Defaulting Shareholder has not exercised its option pursuant to Section 7(c), then the other Shareholder shall have the same option which will thereafter be exercisable from the 38th day until the 45th day after the delivery of the valuation report by the Accountant.

                 (e) The foregoing procedure shall be applied with successive seven-day options granted to the Non- Defaulting Shareholder and the other Shareholder at a price that shall be reduced by 10% of the Fair Price determined by the Accountant at the expiration of each party's option to purchase at the Fair Price, as so reduced, until any Shareholder decides to exercise its option.

                 (f) For purposes of this Section 7, an Event of Default shall include:

                          (i) a material default by either Shareholder in the observance or performance of any of the terms of this Agreement which default remains uncured for a period of sixty (60) days after receipt of reasonable notice thereof by the Defaulting Shareholder;

                          (ii) a "change in control" of either Shareholder resulting in control by any person or corporation who is a competitor of the Shareholders. For purposes of this paragraph "change in control" shall mean (a) the acquisition of fifty-one percent (51%) or more of the voting capital stock of such Shareholder or (b) the ability to control the Board of Directors of such Shareholder; or

                          (iii) a Shareholder shall file a petition seeking reorganization or relief under any applicable bankruptcy law or consents to the filing of any such petition or to the appointment of a receiver, liquidator, assignee, trustee, sequestrator (or other similar official) for it or a substantial part of its property.





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         8.      Requirement of Prior Consent of the Treasurer.  Where the
intended transfer of any Shares of the Corporation by a party (whether a party to this Agreement or a third party) under the provisions of this Agreement requires the consent of the Treasurer of the Commonwealth of Australia ("The Treasurer") then such transfer shall be subject to such consent and notwithstanding anything else contained in this Agreement:

                 (a) any offer made to or by any such party to purchase or acquire shares in the Corporation shall be deemed to be subject to that party obtaining the consent of The Treasurer;

                 (b) any notice of election, acceptance or agreement by any such party to purchase or acquire the Shares shall be subject to a condition precedent to that party obtaining the consent of The Treasurer;

                 (c) any period of time set out in this Agreement, by which any such party must purchase or pay for such Shares shall be deemed to be extended until 5 days after the consent of The Treasurer has been obtained or refused (or the acquisition prohibited);

                 (d) the provisions of this Agreement shall be read and construed subject to the provisions of this Section.

         9.      Deadlock.

                 (a) In the event all of the Sodexho designees to the board of directors of the Corporation (the "Board of Directors"), as a group, or all of the CCA designees to the Board of Directors, as a group, fail to consent to any material matter considered by the Board of Directors, the vote of any other member of the Board of Directors who is not considered a CCA designee or a Sodexho designee pursuant to Section 13 hereof shall not be counted in such vote. In the event (i) such disagreement between the Sodexho designees and the CCA designees referred to in the preceding sentence remains unresolved for a period of thirty (30) days after the date of such meeting; or (ii) two successive meetings of the Board of Directors (each of which is called pursuant to at least 14 days' prior notice to occur at a reasonable time and place) either fail to occur or are not attended by a majority of the members of the Board of Directors (each of the matters referred to in clauses (i) or (ii) above being hereinafter referred to as a "Deadlock"), either Shareholder may send to the other Shareholder a written notice identifying the Deadlock and invoking the following procedures (the "Deadlock Notice").

                 (b) In any case of a Deadlock under Section 9(a), each of the Shareholders shall within 10 days of a Deadlock Notice covering such Deadlock cause its members of the Board of Directors to prepare and circulate to the other Shareholders and the Board of Directors a memorandum setting out its position on the matter in dispute and its reason for adopting such position and each such memorandum shall be considered by each Shareholder who shall respectively use their reasonable endeavors in good faith to resolve such dispute. Any resolution of the matter by the Shareholders pursuant to this
Section 9(b) shall be a final and binding determination of the matter.





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                 (c)  In the event (x) a Deadlock arises under Section
9(a)(ii), or if no resolution has occurred in accordance with the provisions of
Section 9(b) within 30 days after delivery of the memorandum mentioned therein; and (y) if any such Deadlock shall prevent the Board of Directors from continuing to achieve its business purposes or its ability to honor its contractual commitments in any material respect, either of the Shareholders may by notice in writing to the Corporation cause the interests of the Shareholders in the Corporation to be transferred according to the procedure described in
Section 7 above.

                 (d) In no circumstances shall a Shareholder create an "artificial Deadlock" in order to invoke the provisions of this Section 9. For the purposes of this provision an "artificial Deadlock" shall be a Deadlock caused (other than in circumstances where the interests of the Shareholder conflicts with the interests of the Corporation) by a Shareholder or its appointees on the Board of Directors voting against a series of related issues or proposals in any case where the passage or approval of the same is required to enable the Corporation to carry on its business properly and efficiently.

                 (e) The provisions of this Article 9 shall also apply in the event the Shareholders fail to agree to any material matter considered by the Shareholders and (i) such disagreement remains unresolved for a period of thirty (30) days after the date of such meeting; or (ii) two successive meetings of the Shareholders (each of which is called pursuant to at least 14 days prior notice to occur at a reasonable time and place) either fail to occur or are not attended by a majority of the Shareholders.

         10.     Non-Competition.

                 (a) The Shareholders agree that, except as otherwise provided herein, they will conduct all of their business with respect to the Prison Management Business in the countries of Australia, New Zealand and Papua, New Guinea (the "Australian Zone") exclusively with each other. For purposes of this Section 10, Prison Management Business means the (i) design, construction, financing and "full management" of detention or correctional facilities with or without custodial services and/or (ii) the transportation of prisoners; it being understood that Sodexho may continue to provide food service, laundry, housekeeping, maintenance, etc. outside of the Corporation and that the provisions of such services by Sodexho at a rate of less than $10.00 (U.S.) per inmate per day (as such amount may be increased by the Board from time to time) shall not constitute "full management" and shall not constitute the Prison Management Business. In order to give effect to this decision, the Shareholders agree that unless unanimously approved by the Board of Directors in writing or except as otherwise permitted pursuant to this Agreement:

                          (i) neither Shareholders nor any of their respective Affiliates will compete with the Corporation in the Prison Management Business in the Australian Zone.





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                          (ii)    any third-party approach towards either
                                  Shareholder in relation to a Project (as defined herein) in the Australian Zone, whether in its individual capacity or as a Shareholder shall be immediately introduced to the Corporation. For purposes of this
                                  Section 10, a Project means any opportunity related to the Prison Management Business in the Australian Zone such as requests (with respect to a particular facility) for proposals and bids to governmental agencies and consulting agencies with respect to the Prison Management Business.

                          (iii) neither Shareholders nor any of their respective Affiliates, shall alone or jointly with others acquire any material interest (more than 10%) in any company which is a competitor of the Corporation in the Prison Management Business in the Australian Zone (other than competitors for which the revenues related to the prison management business constitute less than 10% of the total revenues for such competitors).

                 (b) The Shareholders agree that in the event of a breach of the provisions contained in Section 10(a) hereof, in addition to any other remedies available to any Shareholder in breach of any such provision shall pay to the other Shareholder an amount equal to one year's annual revenues generated by the Prison Management Business which is the subject of such breach.

                 (c) If any of the restrictions set forth in Section 10(a) should for any reason be declared invalid by a court of competent jurisdiction, the validity or enforcement of the remainder of such restrictions and covenants shall not thereby be adversely affected. If any provision of Section 10 shall be adjudicated to be invalid or unenforceable, such provision shall be deemed deleted, but only to the operation of such provision in the particular jurisdiction in which such adjudication was made; provided, that to the extent any such provision may be made valid and enforceable, in such jurisdiction by limitations on the scope of the activities, geographical area or time period covered, such provision shall be deemed limited to the extent, and only to that extent, necessary to make such provision enforceable to the fullest extent permissible under the laws and public policies applied in such jurisdiction.

         11.     Confidentiality.

                 (a) The Shareholders agree at all times during the term of this Agreement to hold in confidence and keep secret and inviolate all of the Corporation's confidential and proprietary information, including, without limitation, the Corporation's budgets, financial statements, development plans, and the information related thereto, and all unpublished matters relating to the business, property, trade secrets, proprietary rights, intellectual property, accounts, books, records, customers, and contracts of the Corporation which it may know or hereafter come to know; provided, however, that no such information, whether deemed confidential by the





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Corporation or not, shall be subject to the terms of this Section 11 if it is part of the public domain, through no fault of the Shareholder.

                 (b) Each of the Shareholders covenant that the information described in 11(a) will be kept confidential by such Shareholder, the entities controlled by such Shareholder and the directors, employees, and representatives of any of them, using the same standard of care in safeguarding such information as such Shareholder employs in protecting its own proprietary information which it desires not to disseminate or publish and that such information shall only be used by the Shareholder in connection with the business of the Corporation.

                 (c) No Shareholder shall at any time take, or cause to be taken any action, and shall not make, or cause to be made, any omission, which would be inconsistent with or impair in any way the rights of the Corporation in the information described in Section 11(a) above. The Shareholders acknowledge and agree that any unauthorized disclosure or use of the information described in Section 11(a) above would cause the Corporation irreparable injury or loss. Accordingly, each Shareholder acknowledges and agrees that in the event of a breach, or threatened breach, by any of them of any provisions of this Section 11, the Corporation shall be entitled to an injunction restraining such Shareholder from the disclosure or unauthorized use of any such information.

         12.     Specific Performance.

                 The Shareholders and the Corporation expressly agree that the Shareholders and the Corporation will be irreparably harmed and/or injured if this Agreement is not specifically enforced. Upon a breach or threatened breach of the terms, covenants, and/or conditions of this Agreement by any of the Shareholders or the Corporation, the other Shareholders and the Corporation shall, in addition to all other remedies, each be entitled to a temporary or permanent injunction, without showing any actual harm, injury, or damage to such other Shareholders or the Corporation, and/or a decree for specific performance, in accordance with the provisions of this Agreement.

         13. Board of Directors. The Shareholders acknowledge and agree that each Shareholder shall be entitled to an equal number of nominees to the Board of Directors, and the Corporation's General Manager, who is currently Terry Lawson shall be a member of the Corporation's Board of Directors but
shall not be considered a nominee of either Shareholder.   Each Shareholder
agrees (i) that in all elections of directors during the term of this Agreement, such Shareholder shall vote all Shares owned by it for the nominees of the other Shareholders, and (ii) that any change in the number of directors shall require the unanimous written consent of all Shareholders.

         14. Amendment to Articles of Association, etc. The Shareholders acknowledge and agree that the affirmative vote of seventy-five percent (75%) of the Holders of the Shares shall be required for (i) an amendment to the Corporation's Articles of Association, (ii) the issuance by the Corporation of any additional class "C" shares or other securities convertible into capital





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shares of the Corporation, or (iii) any merger or combination of the
Corporation with or into any other entity.

         15. Term. Unless otherwise specified, this Agreement, and the respective rights and obligations of the parties hereto, shall continue and be effective for so long as the parties hereto are shareholders in the Corporation; provided, however, that Section 13 hereof shall terminate on the tenth anniversary of the date hereof, unless extended by the mutual agreement of the parties hereto.

         16.     Notices.

                 (a) Any notices required or permitted to be sent hereunder shall be mailed, certified mail, return receipt requested, postage prepaid, or delivered by overnight courier service, or by facsimile transmission in the case of non-U.S. residents, to the following addresses, or such other addresses as shall be given by notice delivered hereunder, and shall be deemed to have been given three days after mailing, if mailed, or one business day.

                 If to the Corporation, to:

                          Corrections Corporation of Australia Pty Ltd.
                          Level 4
                          39 Sherwood Road
                          Toowong, Queensland 4066
                          Australia
                          Attn:  Terry Lawson

                 With a copy to:

                          Lees Marshall & Warnick, Solicitors
                          Level 3 Banking Annexe
                          Central Plaza One
                          345 Queen Street
                          Brisbane QLD 4000
                          Australia
                          Attn:  Malcolm Marshall, Esq.





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                 If to CCA, to:

                          Corrections Corporation of America
                          102 Woodmont Boulevard, Suite 800
                          Nashville, Tennessee  37205
                          Attn:  Doctor R. Crants

                 With a copy to:

                          Elizabeth E. Moore, Esq.
                          Stokes & Bartholomew, P.A.
                          424 Church Street, Suite 2800
                          Nashville, Tennessee  37219

                 If to Sodexho:

                          Sodexho S.A.
                          3, avenue Newton
                          78180 Montigny-le-Bretonneux
                          FRANCE
                          Attn:  Jean-Pierre Cuny

                 With a copy to:

                          Ropes & Gray
                          One International Place
                          Boston, MA  02110
                          Attn:  Jane Goldstein, Esq.

                 (b) Copies of any notices given, or required to be given to or by, any Shareholder under this Agreement shall also be furnished to the Corporation in accordance with the provisions of this Section 16.

         17.     Legend.

                 Each certificate evidencing any of the Shares shall bear a legend substantially as follows:

                 THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFER AND MAY NOT BE SOLD, EXCHANGED, TRANSFERRED, ASSIGNED, PLEDGED, HYPOTHECATED, OR OTHERWISE DISPOSED OF, EXCEPT IN ACCORDANCE WITH AND SUBJECT TO ALL THE TERMS AND CONDITIONS OF THAT CERTAIN SHAREHOLDERS' AGREEMENT, DATED OCTOBER 17, 1995, AMONG





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

                 THE CORPORATION AND ITS SHAREHOLDERS, A COPY OF WHICH THE CORPORATION WILL FURNISH TO THE HOLDER OF THIS CERTIFICATE WITHOUT CHARGE UPON REQUEST IN WRITING.

         18.     Entire Agreement and Amendments.

                 This Agreement constitutes the entire agreement of the parties with respect to the subject matter hereof and neither this Agreement nor any provision hereof may be waived, modified, amended, or terminated except by a written agreement signed by the parties hereto and in accordance with the terms of the Articles of Association, as amended.

         19. Acknowledgement of Holder. The parties hereto acknowledge and agree that the 22,500 Class "C" Shares held by CCA in accordance with the Stock Purchase Agreement shall be regarded by both parties as being held by Sodexho.

         20.     Governing Law.

                 This Agreement shall be governed by and be interpreted under the laws of Queensland without regard to the conflicts of law principles thereof. Each party hereby irrevocably submits to the non-exclusive jurisdiction of any state or federal court located in Queensland over any action or proceeding to enforce any right under this Agreement. The parties further acknowledge that irrevocable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. Accordingly, the parties shall be entitled to an injunction to prevent breaches of the provisions of this Agreement and to enforce specifically the terms and provisions hereof in any court in Queensland. This being in addition to any other remedy to which they may be entitled at law or equity.

         21.     Successors and Assigns.

         This Agreement shall be binding upon the heirs, personal representatives, executors, administrators, successors, and assigns of the parties.

         22.     Waivers.

                 No waiver of any breach or default hereunder shall be considered valid unless in writing, and no such waiver shall be deemed a waiver of any subsequent breach or default of the same or similar nature.

         23.     Severability.

                 If any provision of this Agreement shall be held to be illegal, invalid or unenforceable, such illegality, invalidity or unenforceability shall attach only to such provision and shall not in any manner affect or render illegal, invalid or unenforceable any other provision of this Agreement, and this Agreement shall be carried out as if any such illegal, invalid, or unenforceable provision were not contained herein.

         24.     Descriptive Headings.

                 Descriptive headings are for convenience only and are not deemed to be part of this Agreement.

         25.     Counterparts.

                 This Agreement may be executed in two (2) or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

       This Agreement was executed as of the date first set forth above.


                                              CORRECTIONS CORPORATION OF
                                              AUSTRALIA PTY. LTD.


                                              By:
                                                 ------------------------------

                                              Title:
                                                    ---------------------------


                                              CORRECTIONS CORPORATION OF
                                              AMERICA


                                              By:
                                                 ------------------------------

                                              Title:
                                                    ---------------------------


                                              SODEXHO S.A.


                                              By:
                                                 ------------------------------

                                              Title:
                                                    ---------------------------






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